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                                                                     Exhibit 4.1

                                 GETTHERE.COM


                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

          This Amended and Restated Investor Rights Agreement (the "Agreement") is made as of September 14, 1999 by and among GetThere.com, a California corporation (the "Company"), and the persons and entities listed on the Schedule of Investors attached as Schedule A hereto (the "Investors").
                         ----------

                                R E C I T A L S

          WHEREAS, certain of the Investors (the "Prior Investors") possess registration and other rights granted pursuant to the Amended and Restated Investor Rights Agreement among the Company and the parties listed on the Schedule of Investors attached thereto, dated May 10, 1998 (the "Prior Agreement"), entered into in connection with the Series C Preferred Stock, Warrant and Option Purchase Agreement among the Company and the parties listed on the Schedule of Investors attached thereto, dated May 10, 1998 (the "Series C Agreement");

          WHEREAS, except for Section 9 thereof, the Prior Agreement may be amended, and any provision therein waived, with the written consent of the Company and the holders of sixty-six and two-thirds percent of the Registrable Securities (as such term is defined in the Prior Agreement) of the Company then outstanding, and the Prior Investors constitute the holders of more than sixty-six and two-thirds percent of the currently outstanding Registrable Securities of the Company;

          WHEREAS, Section 9 of the Prior Agreement grants a right of first refusal to the Prior Investors with respect to New Securities (as such term is defined in the Prior Agreement) proposed to be issued and sold by that Company;

          WHEREAS, Section 9 of the Prior Agreement may be amended, or the observance thereof may be waived, with the written consent of the Company and the holders of sixty-six and two-thirds percent of Preferred and Conversion Stock (as such terms are defined therein) then outstanding or deemed to be outstanding, and the Prior Investors constitute at least sixty-six and two-thirds percent of such Preferred and Conversion Stock;

          WHEREAS, the Company and certain Investors (the "Series E Investors") are parties to that certain Preferred Stock and Warrant Purchase Agreement of even date herewith (the "Purchase Agreement");

          WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Series E Investor to invest funds in the Company pursuant to the Purchase Agreement, the Prior Investors desire to amend and restate all rights granted to them under the Prior Agreement, to terminate the Prior Agreement, and to replace the Prior Agreement in its entirety as set forth herein;
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          WHEREAS, the Series E Investor and the Company have agreed, pursuant to the Purchase Agreement, to enter into this Agreement and the obligations of the Company and the Series E Investor under the Purchase Agreement are conditioned, among other things, upon the execution and delivery of this Agreement by the Investors and the Company; and

          WHEREAS, the Company desires to grant, and the Investors desire to be granted, the rights created herein;

          NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, all parties hereto agree as follows:

          1.  Certain Definitions. All capitalized terms used and not otherwise
              -------------------
defined herein shall have the meanings given them in the Purchase Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act of 1933, as amended (the "Securities Act").

          "Conversion Stock" means the Common Stock issued or issuable pursuant to conversion of the Preferred Stock.

          "Holder" shall mean (i) any Investor holding Registrable Securities, and (ii) any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 5.9 hereof; provided, however, that each share of Conversion Stock issued or issuable upon exercise of the Series E Warrants (as defined below) shall not be deemed to be a Registrable Security for purposes of determining whether the minimum dollar amount set forth in Section 5.3 hereof is satisfied until the date 180 days after the issuance of such shares upon exercise of the Series E Warrants, whereupon such shares shall be included in any such determination; provided, however, that Conversion Stock issued or issuable upon exercise of the Series E Warrants shall be Registrable Securities for all other purposes and at all times under this Agreement (except as provided for in the definition of "Initiating Holders" in this Section 1).

          "Initiating Holders" shall mean (i), at any time prior to the time the Company has effected a registration pursuant to Section 5.1(a) hereof and such registration has been declared effective, any Holders who in the aggregate hold not less than 30% of the Registrable Securities; or (ii), at any time after the Company has effected a registration pursuant to Section 5.1(a) hereof and such registration has been declared effective, any Holders who in the aggregate hold not less than 20% of the Registrable Securities; provided, however, that each share of Conversion Stock issued or issuable upon exercise of the Series E Warrants (as defined below) shall not be deemed to be a Registrable Security for purposes of determining whether the minimum percentage holdings of Registrable Securities held by Initiating Holders is satisfied until the date 180 days after the issuance of such shares upon exercise of the Series E Warrants, whereupon such shares shall be included in any such determination; provided further, however, that Conversion Stock issued or issuable upon exercise of the Series E Warrants shall be Registrable Securities for all

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other purposes and at all times under this Agreement (except as provided for in the definition of "Holder" in this Section 1).

          "Preferred Stock" shall mean (i) the shares of Preferred Stock of the Company originally issued pursuant to the Series A Preferred Stock Purchase Agreement among the Company and the parties listed on the Schedule of Purchasers attached thereto, dated April 23, 1996 (the "Series A Agreement"), the Series B Agreement, the Series C Agreement (including shares issuable upon exercise of that certain Warrant for Series C Preferred Stock, dated as of August 27, 1999), that certain Series C Preferred Stock Admission Agreement between the Company and America West Airlines, Inc. dated August 27, 1999, the Purchase Agreement,
(ii) for purposes of Sections 1, 2, 5.2, 5.4 through 5.9, 5.11, 11, and 13 through 19 only, any shares of Preferred Stock of the Company issued or issuable upon exercise of either any warrants or options outstanding to purchase shares of Series A Preferred Stock or Series B Preferred Stock, (iii) any shares of Preferred Stock of the Company issued upon exercise of either the Warrant, the Option or the Option Warrant issued pursuant to the Series C Agreement (as such terms are defined therein) or upon exercise, conversion or exchange of any exercisable, convertible or exchangeable securities issued upon exercise of the Warrant, the Option or the Option Warrant, (iv) any shares of Preferred Stock issued or issuable upon exercise of the Two Year Series E Warrant and the Three Year Series E Warrant issued pursuant to the Purchase Agreement (as defined therein and together, the "Series E Warrants"), (v) for purposes of Sections 1, 2, 5.2, 5.4 through 5.9, 5.11, 11, and 13 through 19 only, any shares of Preferred Stock or Common Stock of the Company issued or issuable upon exercise of the One Hundred Twenty Day Common Stock Warrant, the America West Warrant, the Air Canada Warrant, or the Covia Warrant issued pursuant to the Purchase Agreement (as defined therein).

          "Registrable Securities" means the Conversion Stock and any Common Stock of the Company issued or issuable in respect of the Conversion Stock upon any stock split, dividend, recapitalization, or similar event, or any Common Stock otherwise issuable with respect to the Conversion Stock; provided, however, that shares of Conversion Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (a) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (b) sold in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed prior to any such sale.

          The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 5.1, 5.2 and
5.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company) and including the fees and disbursements of a single counsel for Holders (if counsel for the Company does not represent the Holders).

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          "Related Party" shall mean (i) any corporation directly controlled by, controlling, or under common control with (to the extent of more than fifty percent (50%) of its issued capital stock entitled to vote for the election of directors) the holder of any shares of Preferred Stock and/or Conversion Stock, or (ii) any partnership or limited liability company directly controlled by, controlling, or under common control with (to the extent of more than fifty percent (50%) of its voting power or otherwise having power to control its general activities) the holder of any shares of Preferred Stock and/or
Conversion Stock, but in each case only for so long as such ownership or control shall continue.

          "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 3 hereof.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth under "Registration Expenses," all fees and disbursements of counsel for any Holder.

          2.  Restrictions on Transferability. The Preferred Stock, the
              -------------------------------
Conversion Stock and any other securities issued in respect of the Preferred Stock or the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Investors will cause any proposed purchaser, assignee, transferee, or pledgee of any such shares held by the Investors to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

          3.  Restrictive Legend. Each certificate representing (i) the
              ------------------
Preferred Stock, (ii) the Conversion Stock, and (iii) any other securities issued in respect of the Preferred Stock or the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL OF THE HOLDER REASONABLY ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE

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          REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

          COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

Each Investor and/or Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Preferred Stock or the Common Stock in order to implement the restrictions on transfer established in this Agreement.

          4.  Notice of Proposed Transfer. The holder of each certificate
              ---------------------------
representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, (ii) in transactions involving the distribution without consideration of Restricted Securities by the Investor to any of its partners, retired partners, members or retired members or to the estate of any of its partners, retired partners, members or retired members, (iii) in transactions involving the transfer without consideration of Restricted Securities by the Investor during his lifetime by way of gift or on death by will or intestacy, (iv) in transactions involving the transfer or distribution of Restricted Securities by a corporation to any Related Party, or
(v) in transactions in compliance with Rule 144 promulgated under the Securities
Act), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either (A) a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (B) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provision of the Securities Act.

                                       5
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   5.  Registration Rights.
       -------------------

       5.1  Demand Registration.
            -------------------

            (a)  Demand for Registration. In case the Company shall receive
                 -----------------------
from Initiating Holders a written request that the Company file a registration statement on Form S-1 pursuant to the Securities Act covering the registration of at least twenty-five percent (25%) of the Registrable Securities then outstanding, or any lesser number of shares if the anticipated aggregate offering price net of underwriting discounts and commissions would exceed Ten Million Dollars ($10,000,000), the Company will:

                 (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                 (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, filing post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of the notice described in clause (i) above from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 5.1:

                       (A) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                       (B) prior to the earlier of June 30, 2001 or six months after the effective date of the Company's first registered public offering of its stock;

                       (C) if the Company, within ten (10) days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within sixty (60) days of receipt of such request, in which case Holders shall have the registration rights specified in Section 5.2 hereof subject to any limitations set forth in such Section 5.2;

                       (D) during the period starting with the date of filing of, and ending on the date 180 days immediately following the effective date of, any registration statement pertaining to securities of the Company, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                       (E) after the Company has effected three such registrations pursuant to this Section 5.1(a) and such registrations have been declared effective;

                                       6
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provided, however, that if, in any such registration, as a result of limitations
--------  -------
imposed by the underwriters pursuant to Section 5.1(b) hereof, the Holders are required to reduce the number of shares included in such registration below 75% of the amount of Registrable Securities originally requested to be included in such registration by the Holders participating in such registration, the Company shall be obligated to effect an additional registration pursuant to this Section 5.1(a);

                       (F) within six (6) months after the Company has effected a registration pursuant to this Section 5.1(a); or

                       (G) if the Company shall furnish to such Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed at the date filing would be required, in which case the Company's obligation to use its best efforts to register, qualify or comply under this Section 5.1 shall be deferred for a period not to exceed 90 days from the date of receipt of written request from the Initiating Holders, provided that the Company may not exercise this deferral right more than once during any twelve (12) month period.

Subject to the foregoing clauses (A) through (G), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

               (b)   Underwriting. In the event that a registration pursuant to
                     ------------
Section 5.1 is for a public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 5.1(a)(i), and the right of any Holder to registration pursuant to Section 5.1 shall be conditioned upon such Holder's participation in such underwriting arrangements, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

          The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Holders proposing to distribute their securities through such underwriting, but subject to the Company's reasonable approval. Notwithstanding any other provision of this Section 5.1, if the managing underwriter advises the Holders proposing to distribute their securities through such underwriting in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

          If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company,

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

the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 180 days after the effective date of such registration, or such other shorter period of time as the underwriters may require. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of other shareholders) in such registration if the underwriter so agrees and if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will not thereby be limited.

          5.2  Company Registration.
               --------------------

               (a)  Notice of Registration. If at any time or from time to time
                    ----------------------
the Company shall determine (but without any obligation to do so) to register any of its equity securities, including a registration pursuant to Section 5.1 hereof, either for its own account or for the account of a security holder or holders, other than (A) a registration relating solely to employee benefit plans, or (B) a registration relating solely to a Rule 145 transaction, the Company will:

                    (i)   promptly give to each Holder written notice thereof;
and

                    (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within thirty (30) days after receipt of such written notice from the Company by any Holder.

               (b)  Underwriting. If the registration of which the Company gives
                    ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 5.2(a)(i). In such event the right of any Holder to registration pursuant to Section 5.2 shall be conditioned upon such Holder's participation in such underwriting, and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.

          All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration (i) in the case of the Company's initial public offering, to zero, and (ii) in the case of any other offering, to an amount no less than 33-1/3% of all shares to be included in such offering; provided however, that any such limitation or "cutback" shall
                  ----------------
be first applied to all shares proposed to be sold in such offering other than for the account of the Company which are not Registrable Securities. The Company shall so advise all Holders and other holders distributing their securities through such underwriting, and the number of shares of Registrable Securities or other securities that may be included in the registration and underwriting shall be first allocated among all the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holder at the time of filing the Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares.

          If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement thereto, or such other shorter period of time as the underwriters may require.

                    (c)  Right to Terminate Registration. The Company shall have
                         -------------------------------
the right to terminate or withdraw any registration initiated by it under this
Section 5.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

               5.3  Registration on Form S-3.
                    ------------------------

                    (a) If any Holder or Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which would equal or exceed Two Million Dollars ($2,000,000), and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as such Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than two registrations pursuant to this Section 5.3 in any twelve
(12) month period. The Company shall, after its initial public offering, use commercially reasonable efforts to become entitled to use Form S-3. The Company shall inform other Holders of the proposed registration and offer them the opportunity to participate. In the event the registration is proposed to be part of a firm commitment underwritten public offering, the substantive provisions of
Section 5.1(b) shall be applicable to each such registration initiated under this Section 5.3.


                    (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 5.3:

                        (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                        (ii) if the Company, within ten (10) days of the receipt of the request of the initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within sixty (60) days of receipt of such request;

                            (iii) during the period starting with the date of
filing of, and ending on the date 180 days immediately following the effective date of, any registration statement pertaining to securities of the Company, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                            (iv)  if the Company shall furnish to such Holder or
Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed at the date filing would be required, in which case the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 90 days from the receipt of the request to file such registration by such Holder or Holders, provided that the Company may not exercise this deferral right more than once during any twelve (12) month period.

                        5.4  Expenses of Registration. All Registration Expenses
                             ------------------------
incurred in connection with (i) two registrations pursuant to Section 5.1 and two registrations pursuant to Section 5.3 and (ii) all registrations pursuant to
Section 5.2 shall be borne by the Company. Unless otherwise stated, all other expenses incurred in connection with registrations pursuant to Section 5.3 of this Agreement and all other Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders pro rata on the basis of the number of shares so registered. Notwithstanding the foregoing, the Company shall not be required to effect or to pay any Registration Expenses of any registration begun pursuant to Sections 5.1 or 5.3, the request of which has been subsequently withdrawn by Holders of a number of shares of Registrable Securities such that there are no Holders of Registrable Securities intending to participate in the registration sufficient to request such a registration, in which case such expenses shall be borne by the Holders of securities (including Registrable Securities) requesting or causing such withdrawal; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of such Registration Expenses and shall retain their rights pursuant to Sections 5.1 and 5.3.

                        5.5  Registration Procedures. In the case of each
                             -----------------------
registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                              (a)  Prepare and file with the Commission a
registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred twenty (120) days or until the distribution described in the registration statement has been completed, whichever first occurs; and

                              (b)  Furnish to the Holders participating in such
registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holders and underwriters may reasonably request in order to facilitate the public offering of such securities.

                              (c)  Use its best efforts to register and qualify
the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                              (d)  In the event of any underwritten public
offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                              (e)  Notify each Holder of Registrable Securities
covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

                              (f)  Prepare and file with the Commission such
     amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                              (g)  Provide a transfer agent and registrar for
all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                              (h)  Furnish, at the request of any Holder
requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a registration pursuant to this Agreement, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

                        5.6  Indemnification.
                        ---  ---------------

                        (a) The Company will indemnify each Holder of Registrable Securities included in a registration pursuant to this Agreement, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities law or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by any Holder, controlling person or underwriter and stated to be specifically for use therein; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus, such indemnity agreement shall not inure to the benefit of any underwriter, or any Holder, if there is no underwriter, if a copy of the final prospectus filed with the Commission pursuant to its Rule 424(b) was timely delivered to such underwriter, or to any Holder, if there is no underwriter, and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, and if such final prospectus cured the untrue statement, alleged untrue statement, omission of alleged omission giving rise to the loss, liability, claim or damage.

                        (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this Section 5.6(b) shall be limited in an amount equal to the net proceeds of the shares sold by such Holder. In no event will any Holder be required to enter into any agreement or undertaking for the benefit of the Company in connection with any registration under this Section 5 providing for any indemnification or contribution obligations on the part of such Holder greater than such Holder's obligations under this Section 5.6 (b).

                        (c)  Each party entitled to indemnification under this
Section 5.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, and provided further that the Indemnifying Party shall not assume the defense for matters as to which representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them, but shall instead in such event pay the fees and costs of separate counsel for the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                        (d)  If the indemnification provided for in this Section
5.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                        5.7  Information by Holder. The Holder or Holders of
                             ---------------------
Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                        5.8  Rule 144 Reporting. With a view to making available
                             ------------------
the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

                             (a)  Make and keep public information available,
as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

                             (b)  File with the Commission in a timely manner
all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                             (c)  So long as a Holder owns any Restricted
Securities, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

                        5.9  Transfer of Registration Rights. The rights to
                             -------------------------------
cause the Company to register securities granted Investors under Sections 5.1,
5.2 and 5.3 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by the Investor provided that:
(i) such transfer is otherwise effected in accordance with applicable securities laws, (ii) such assignee or transferee acquires at least 25% of the shares of Registrable Securities initially held by the assignor or transferor (appropriately adjusted for recapitalizations, stock splits, stock dividends and the like), (iii) written notice is promptly given to the Company, (iv) such transferee agrees to be bound by the provisions of this Agreement and (v) such assignee or transferee is not a direct or indirect competitor of the Company. Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned to (A) any affiliated partnership or constituent partner or retired partner of an Investor which is a partnership or any affiliated member or retired member of an Investor which is a limited liability company, (B) a family member or trust for the benefit of an Investor who is an individual or (C) any wholly-owned subsidiary of the assignor or transferor, provided written notice thereof is promptly given to the Company, the transferee agrees to be bound by the provisions of this Agreement and the transferee is not a direct or indirect competitor of the Company.

                        5.10  Limitations on Subsequent Registration Rights.
                              ---------------------------------------------
From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders holding more than fifty percent (50%) of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to (i) require the Company to effect a registration, prior to the date set forth in Section 5.1 (a) (ii) (B) or (ii) include any securities in any registration filed under Section 5.1 hereof, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not diminish the amount of Registrable Securities which are included in such registration and includes a market standoff agreement substantially in the form of Section 11 hereof as a term.

                        5.11  Termination of Registration Rights. The rights
                              ----------------------------------
granted pursuant to Section 5.1 of this Agreement shall terminate as to any Holder at such time as such Holder (i) can sell all of his Registrable Securities pursuant to Rule 144(k) promulgated under the Securities Act or (ii) can sell all of his Registrable Securities pursuant to Rule 144 promulgated under the Securities Act in any ninety (90) day period. The rights granted pursuant to Sections 5.1, 5.2 and 5.3 of this Agreement shall terminate as to all Holders five (5) years after the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwritten offering of its securities to the general public.

                    6.  Financial Information.
                        ---------------------

                              (a)  The Company will provide the following
reports to each holder of at least 250,000 shares of Preferred Stock and/or Conversion Stock (as adjusted for subsequent stock splits, stock dividends, combinations and other recapitalizations):

                                   (i)  As soon as practicable after the end of
each fiscal year, and in any event within 120 days thereafter, balance sheets of the Company, as of the end of such fiscal year, and income statements and statements of cash flows and shareholders' equity of the Company, for such year, prepared in accordance with generally accepted accounting principles, all in reasonable detail and audited by independent public accountants of national standing selected by the Company.

                                   (ii) As soon as practicable after the end of
each month, and in any event within 30 days thereafter, an unaudited balance sheet of the Company as of the end of each such month, and unaudited income statements and statements of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, in reasonable detail and signed by the Chief Financial

Officer or President of the Company certifying that they fairly and accurately present the financial condition and results of operation of the Company.

                                   (iii)  At least thirty days prior to the
beginning of each fiscal year, an annual budget adopted by the Company's Board of Directors for the fiscal year, and, as soon as practicable, any revised annual budget prepared and adopted by the Board of Directors of the Company.

                         7. Visitation and Inspection.
                            -------------------------

                            (a)  The Company will afford to each holder of
Preferred Stock and/or Conversion Stock reasonable access during normal business hours to the Company's accounting books and records and minutes of proceedings of the shareholders and the Board and committees of the Board, and all information distributed to the Board, for a purpose reasonably related to such holder's interests as a shareholder of the Company.

                            (b) The Company will afford to each holder of
shares of Preferred Stock and/or Conversion Stock the right, upon advance notice, to meet periodically with the Company's principal executive officer or chief financial officer during mutually agreeable business hours to discuss and make recommendations regarding the conduct of the Company's business and affairs.

                         8. Confidentiality. Notwithstanding the foregoing, the
                            ---------------
Company is not required to disclose trade secrets or confidential information pursuant to Section 6 or Section 7.

                         9. Right of First Refusal.
                            ----------------------

                            (a)  The Company hereby grants to each holder of at
least 250,000 shares of Preferred Stock and/or Conversion Stock (as adjusted for subsequent stock splits, stock dividends, combinations and other recapitalizations) (each such holder referred to herein as a "Qualified Investor"), the right of first refusal to purchase its Pro Rata Share (as defined in this Section 9) of New Securities (as defined in this Section 9) which the Company may, from time to time, propose to sell and issue. A "Pro Rata Share," for purposes of this right of first refusal, is the ratio that (i) the sum of the number of shares of Common Stock then held by each Qualified Investor and the number of shares of Common Stock issuable upon conversion of the Preferred Stock then held by such Qualified Investor bears to (ii) the sum of the total number of shares of Common Stock then outstanding and the number of shares of Common Stock issuable upon exercise or conversion of all then outstanding securities exercisable for or convertible into, directly or indirectly, Common Stock. For purposes of this Section 9 only, American Express Travel Related Services Company, Inc. ("AmEx") shall be deemed to be a `holder' and to hold the Series C Preferred Stock and Series E Preferred Stock of the Company to be purchased by AmEx at the AmEx Subsequent Closing (as such term is defined in the Purchase Agreement) beginning on the Initial Closing Date (as such term is defined in the Purchase Agreement); provided, however, that if the AmEx Subsequent Closing does not occur on or prior to November 30, 1999, then AmEx shall no longer be considered a `holder' or to hold such securities for purposes of this Section 9 after November 30, 1999. For purposes of this Section 9 only, Covia LLC ("Covia") shall be deemed to be a `holder' and to hold the Series E Preferred

Stock of the Company to be purchased by Covia at the Covia Subsequent Closing (as such term is defined in the Purchase Agreement) beginning on the Initial Closing Date; provided, however, that if the Covia Subsequent Closing does not occur on or prior to November 30, 1999, then Covia shall no longer be considered a `holder' or to hold such securities for purposes of this Section 9 after November 30, 1999.

                         (b)  Except as set forth below, "New Securities" shall
mean any shares of capital stock of the Company, including Common Stock and any series of preferred stock, whether now authorized or not, and rights, options or warrants to purchase said shares of Common Stock or preferred stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for said shares of Common Stock or preferred stock. Notwithstanding the foregoing, "New Securities" does not include (i) any Conversion Stock, (ii) any Common Stock offered to the public pursuant to a registration statement under the Securities Act in connection with the Company's initial firm commitment public offering, (iii) any securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of all or substantially all of the assets of such corporation or other reorganization whereby the Company or its shareholders own more than fifty percent (50%) of the voting power of the surviving or successor corporation, (iv) any shares of the Company's Common Stock or related options, warrants or other rights to purchase such Common Stock issued on or after inception of the Company to employees, officers and directors of, and consultants to, the Company, pursuant to arrangements approved by the Board of Directors of the Company, (v) any securities previously or subsequently issued pursuant to any rights, agreements, exchangeable securities or convertible securities, including without limitation options and warrants, provided that the rights of first refusal established by this Section 9 applied with respect to the initial sale or grant by the Company of such rights, agreements, exchangeable securities or convertible securities,
(vi) any stock issued in connection with any stock split, stock dividend or recapitalization by the Company, (vii) up to 250,000 shares of stock or related warrants or other securities or rights, issued after the date of this Agreement, to persons or entities with which the Company has business relationships, including without limitation banks and equipment lessors, provided such issuances are for other than primarily equity financing purposes and such issuances have been approved by the Company's Board of Directors, (viii) the Shares, the Warrant, the Option, the Option Warrant, and any Subsequent Shares issued pursuant to the Series C Agreement (each as defined in the Series C Agreement), (ix) any Exchange Warrant (as defined in that certain Amended and Restated Shareholders Agreement dated as of the date hereof by and between the Company and the shareholders of the Company who are signatories thereto (the "Restated Shareholders Agreement")) or the shares of Preferred Stock or Common Stock issued or issuable upon exercise thereof or (x) the Shares, the Warrants and the Conversion Shares (each as defined in the Purchase Agreement) issued pursuant to the Purchase Agreement.

                         (c)  In the event the Company proposes to undertake an
issuance of New Securities, it shall give each Qualified Investor written notice of its intention, describing the amount and type of New Securities, and the price and terms upon which the Company proposes to issue the same. Each Qualified Investor shall have twenty (20) days from the date of receipt of any such notice to agree to purchase up to its respective Pro Rata Share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. If any Qualified

Investor fails to agree to purchase its full Pro Rata Share within such twenty
(20) day period, the Company will give the Qualified Investor(s) who did so agree (the "Electing Qualified Investor(s)") notice of the number of New Securities which were not subscribed for. Such notice may be by telephone if followed by written confirmation within two days. The Electing Qualified Investor(s) shall have ten (10) days from the date of such second notice to agree to purchase their Pro Rata Share of all or any part of the New Securities not purchased by such other Qualified Investor(s). For the purpose of this second election under this Section 9(c), shares held by Qualified Investor(s) other than Electing Qualified Investor(s) shall be excluded from clause (ii) for the definition of "Pro Rata Share" contained in Section 9(a).

                         (d)  In the event all of the New Securities are not
elected to be purchased by the Qualified Investor(s), or any of them, within ten
(10) days after the second notice pursuant to Section 9(c) above, the Company shall have ninety (90) days thereafter to sell the New Securities not elected to be purchased by the Qualified Investor(s) at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities within said ninety (90) day period, the Company shall not thereafter issue or sell any New Securities without first offering such securities in the manner provided above.

                         (e)  The right of first refusal hereunder is not
assignable except by each of such Qualified Investor(s) to any party who acquires at least 250,000 shares of the Preferred Stock and/or Conversion Stock (appropriately adjusted for recapitalizations, stock splits, stock dividends and the like).

                    10.  Termination of Covenants. The covenants set forth in
                         ------------------------
Sections 6, 7, 9, 12.1 and 12.3 shall terminate and be of no further force or effect upon the consummation of a firm commitment underwritten public offering with aggregate offering proceeds to the Company, net of underwriting discounts and commissions, of at least $15,000,000 or at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, as amended, whichever shall occur first.

                    11.  Standoff Agreement. In connection with the initial firm
                         ------------------
commitment public offering of the Company's securities, each Investor and Holder agrees, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration, as may be requested by the underwriters, provided that all officers, directors and shareholders of the Company who own, or hold options exercisable for, an aggregate of at least one percent (1%) of the capital stock of the Company also agree to such restrictions. The Investors and Holders agree that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section 11.

          12.  Additional Covenants of the Company.
               -----------------------------------

               12.1  Reserved Employee Shares. The 12,491,190 shares of Common
                     ------------------------
Stock currently reserved for management and employees under the Stock Plan (as defined below), and any additional shares of Common Stock hereafter reserved for management and employees under an amendment to the Stock Plan approved by the Board of Directors and/or the shareholders of the Company, if necessary (the "Employee Shares"), shall be issued from time to time pursuant to the 1996 Stock Incentive Plan approved and adopted by the Board of Directors on July 2, 1996, as amended (the "Stock Plan") or such other arrangements, contracts or plans as are reasonably recommended by management and approved by the Board of Directors. Unless otherwise agreed to by a majority of the Directors who are not then employees of the Company, Employee Shares issued after the date of this Agreement and subject to options issued under the Stock Plan or other approved plans will vest, until the option holder's employment with or service to the Company terminates, over a four year period on terms no more favorable than, for each option grant, one-eighth of such shares at the end of six (6) months of service from the vesting commencement date (unless more favorable vesting terms are required by law or regulatory agency) and one-forty-eighth of such shares on a monthly basis thereafter. Unless otherwise approved by the Board of Directors, all officers, directors and employees of or consultants to, the Company acquiring Employee Shares after the date of this Agreement other than pursuant to an option will execute a stock restriction agreement with the Company under which the Company will retain the right to repurchase the unvested shares, over a four-year vesting period which shall lapse on terms no more favorable than, for each stock grant, one-eighth of such shares at the end of six (6) months of service from the vesting commencement date and one-forty-eighth of such shares on a monthly basis thereafter, for the original purchase price in the event the holder's employment with or service to the Company terminates for any reason. Pursuant to the option agreement or restricted stock agreement, as the case may be, the Company shall retain a right of first refusal with respect to all such Employee Shares subject to such agreement (which right shall terminate and be of no further force or effect upon the consummation of a firm commitment underwritten public offering or at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, whichever shall first occur), and the holder shall agree to a market standoff provision substantially identical to the market standoff provision contained in Section 11 hereof.

               12.2  Employee Proprietary Information and Inventions Agreement.
                     ---------------------------------------------------------
The Company shall require all future officers, directors, and employees of, and consultants to, the Company and its Subsidiaries to execute and deliver an Employee Proprietary Information and Inventions Agreement in substantially the form approved by the Company's Board of Directors.

          13.  Determination of Share Amounts and Percentages. For the purposes
               ----------------------------------------------
of determining the minimum holdings set forth in this Agreement, including without limitation the minimum holdings pursuant to Sections 5.9, 6(a), 9(a) and 9(e), the following rules shall govern:

               (a) Shares held by any Related Party of the holder shall be deemed held by such holder, and any holder which is a partnership shall be deemed to hold any shares of Preferred Stock and/or Conversion Stock originally purchased by such holder and subsequently distributed to partners of such holder, which have not been resold by such partners.

               (b) When shares of Preferred Stock are counted together with shares of Conversion Stock or shares of Common Stock, shares of Preferred Stock shall be counted on an as-converted into Common Stock basis, and the term "Conversion Stock" shall mean only the shares of Common Stock which have been issued pursuant to conversion of Preferred Stock.

          14.  Amendment.
               ---------

               (a) Except as expressly provided herein, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities then outstanding or deemed to be outstanding subject to or enjoying the rights under the provisions being amended or waived. Any amendment or waiver effected in accordance with this Section 14(a) shall be binding upon each Investor and each Holder of Registrable Securities at the time outstanding or deemed to be outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

               (b) Any provision of Section 9 of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of 66 2/3% of Preferred and Conversion Stock then outstanding or deemed to be outstanding. Any amendment or waiver effected in accordance with this Section 14(b) shall be binding upon each Investor and each holder of Registrable Securities at the time outstanding or deemed to be outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

          15.  Governing Law. This Agreement and the legal relations between the
               -------------
parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of California. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of California with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

          16.  Entire Agreement.  This Agreement constitutes the full and entire
               ----------------
understanding and agreement between the parties regarding the matters set forth herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

          17.  Notices. All notices and other communications required or
               -------
permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or upon receipt if delivered by confirmed facsimile transmission or by overnight delivery using a nationally recognized courier service, or three (3) days after deposit with the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to an Investor, at such Investor's address as set forth on the Schedule of Investors attached hereto, or at such other address as such Investor shall have furnished to the Company in writing in accordance with this Section 17, (b) if to any other holder of Preferred Stock or Conversion Stock, at such address as such holder shall have furnished the Company in writing in accordance with this Section 17, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder thereof who has so furnished an address to the Company, or (c) if to the Company, at its principal office.

          18.  Attorneys' Fees. In the event that any suit or action is
               ---------------
instituted to enforce any provision in this Agreement, the prevailing party shall be entitled to all costs and expenses of maintaining such suit or action, including reasonable attorney's fees.

          19.  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          20.  Warrant Holders. Notwithstanding any other term of this
               ---------------
Agreement, a holder of any warrants outstanding to purchase shares of the Company's Series A Preferred Stock or Series B Preferred Stock, upon the Company's receipt of a fully executed signature page to this Agreement from such holder on or after the date first written above, shall become a party to this Agreement with the same effect as though it had executed this Agreement on and as of the date first written above; provided that (i) such holder shall be a
                                    --------
party to this Agreement only for purposes of Sections 1, 2, 5.2, 5.4 through 5.9, 5.11, 11, and 13 through 19 of this Agreement, and (ii) such holder specifically shall not be a party for purposes of any other section of this
             ---------
Agreement.

          21.  Effectiveness. This Agreement will only become effective (a) upon
               -------------
the Initial Closing, as that term is defined in the Purchase Agreement, and (b) its execution and delivery by the parties listed on the signature pages attached hereto. Upon the effectiveness of this Agreement, this agreement shall be binding upon each party to this Agreement, including, without limitation, those parties that are not signatories to the Amended and Restated Investor Rights Agreement. This Agreement will terminate if such Initial Closing has not been effected on or before November 30, 1999.

          IN WITNESS WHEREOF, this Agreement is hereby executed as of the date first above written.

                                   COMPANY:

                                   GETTHERE.COM



                                   By: /s/ Kenneth Pelowski
                                      -------------------------------------
                                      Kenneth Pelowski,
                                      Chief Operating Officer and
                                      Chief Financial Officer

                         Address:  GetThere.com
                                   445 Sherman Avenue
                                   Palo Alto, CA  94306
                                   Attn:  Kenneth Pelowski

                                   INVESTORS:


                                   COVIA LLC

                                   By: /s/ Frederic F. Brace
                                      -------------------------------------
                                      Frederic F. Brace,
                                      Vice President

                         Address:  c/o United Air Lines, Inc.
                                   World Headquarters - WHQLD
                                   P.O. Box 66100
                                   Chicago, IL  60666
                                   Attn:  General Counsel


                         SIGNATURE PAGE TO GETTHERE.COM
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                 U.S. Venture Partners V, L.P.
                                 USVP V International, L.P.
                                 2180 Associates Fund V, L.P.
                                 USVP V Entrepreneur Partners, L.P.
                                 By:  Presidio Management Group V, L.L.C.
                                 Its:  General Partner
                                 By: /s/ Michael P. Maher
                                    -------------------------------------
                                 Name:   Michael P. Maher
                                      -----------------------------------
                                 Title: Attorney-In-Fact
                                       ----------------------------------

                       Address:  U.S. Venture Partners
                                 2180 Sand Hill Road, Suite 300
                                 Menlo Park, CA  94025
                                 Attn:  Michael P. Maher



                         SIGNATURE PAGE TO GETTHERE.COM
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                 BRENTWOOD ASSOCIATES VII, L.P.
                                 By: Brentwood VII Ventures, L.P.
                                 Its: General Partner



                                 By: /s/ Jeffrey D. Brody
                                    -------------------------------------
                                    Jeffrey D. Brody,
                                    General Partner

                       Address:  Brentwood Associates
                                 3000 Sand Hill Road
                                 Building 1, Suite 260
                                 Menlo Park, CA  94025
                                 Attn:  Jeffrey D. Brody

                                 BRENTWOOD AFFILIATES FUND, L.P.
                                 By: Brentwood VII Ventures, L.P.
                                 Its: General Partner



                                 By: /s/ Jeffrey D. Brody
                                    -------------------------------------
                                    Jeffrey D. Brody,
                                    General Partner

                       Address:  Brentwood Associates
                                 3000 Sand Hill Road
                                 Building 1, Suite 260
                                 Menlo Park, CA  94025
                                 Attn:  Jeffrey D. Brody



                         SIGNATURE PAGE TO GETTHERE.COM
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                 ITN JOINT VENTURE,
                                 a California Joint Venture
                                 By:  Ambassadors International, Inc.,
                                      a Joint Venturer

                                 By: /s/ John A. Ueberroth
                                    --------------------------------------
                                    John A. Ueberroth,
                                    President


                       Address:  c/o Contrarian Group
                                 500 Newport Center Drive, Suite 900
                                 Newport Beach, CA  92660
                                 Attn: John A. Ueberroth



                                 AMERICAN EXPRESS TRAVEL
                                 RELATED SERVICES COMPANY, INC.



                                 By: /s/ Anne Busquet
                                    --------------------------------------
                                 Name:   Anne Busquet
                                      ------------------------------------
                                 Title:  President AERS
                                       -----------------------------------

                       Address:  World Financial Center
                                 New York, NY 10285
                                 Attn:  Lawrence Kutscher
                       Tel:      (212) 640-1381
                       Fax:      (212) 619-8610

                                 With a copy to:
                                 Orrick, Herrington & Sutcliffe LLP
                                 666 Fifth Avenue
                                 New York, NY 10103
                                 Attn:  Martin H. Levenglick
                       Tele:     (212) 506-5325
                       Fax:      (212) 506-5151



                         SIGNATURE PAGE TO GETTHERE.COM
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                 AMERICA WEST AIRLINES, INC.

                        By:      /s/ Scott Kirby
                                 -------------------------------------
                                 Scott Kirby
                                 Vice President of Revenue Management

                        Address: America West Airlines, Inc.
                                 Revenue Management
                                 4000 East Sky Harbor Boulevard
                                 Mail Stop CH-VRM
                                 Phoenix, Arizona 85034-3899
                                 Attention: Scott Kirby

                                 With a copy to:
                                 Cooley Godward LLP
                                 One Maritime Plaza, 20th Floor
                                 San Francisco, California 94111-3580
                                 Attention: Jamie Chung


                                 AIR CANADA


                        By:      /s/ Paul Brotto
                                 -------------------------------------
                        Name:        Paul Brotto
                                 -------------------------------------
                        Title:       Sr. V.P. Business Development
                                 -------------------------------------


                         SIGNATURE PAGE TO GETTHERE.COM
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                 MeriTech Capital Partners L.P.

                        By:      MeriTech Capital Associates L.L.C.
                                 its General Partner

                        By: MeriTech Management Associates L.L.C. a managing member

                        By:      /s/ Paul Madera
                                 -------------------------------------
                                 Paul Madera, a managing member


                                 MeriTech Capital Affiliates L.P.

                        By:      MeriTech Capital Associates L.L.C.
                                 its General Partner

                        By: MeriTech Management Associates L.L.C. a managing member

                        By:      /s/ Paul Madera
                                 -------------------------------------
                                 Paul Madera, a managing member

                        Address: 428 University Avenue
                                 Palo Alto, California 94301



                         SIGNATURE PAGE TO GETTHERE.COM
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                 EACH OF THE SIGNATORIES BELOW IS A PARTY TO
                                 THIS AGREEMENT ONLY FOR PURPOSES OF SECTIONS 1, 2, 5.2, 5.4 THROUGH 5.9, 5.11, 11, AND 13
                                 THROUGH 19 OF THIS AGREEMENT, AND SPECIFICALLY NOT FOR ANY OTHER SECTION OF THIS AGREEMENT:
                                 ---

                                 [PHOENIX LEASING, INC.]

                                 By:
                                    ----------------------------------
                                    [NAME]
                                    [TITLE]


                        Address:
                                 --------------------------------------
                                 --------------------------------------
                                 --------------------------------------
                                 Attn:
                                      ---------------------------------


                                 [COMDISCO, INC.]

                                 By:
                                    -----------------------------------
                                    [NAME]
                                    [TITLE]

                        Address:
                                 --------------------------------------
                                 --------------------------------------
                                 --------------------------------------
                                 Attn:
                                      ---------------------------------


                         SIGNATURE PAGE TO GETTHERE.COM
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                 [IMPERIAL BANK]

                                 By:
                                    -----------------------------------
                                    [NAME]
                                    [TITLE]


                        Address:
                                 --------------------------------------
                                 --------------------------------------
                                 --------------------------------------
                                 Attn:
                                      ---------------------------------


                         SIGNATURE PAGE TO GETTHERE.COM
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                   SCHEDULE A
                                   ----------

                             SCHEDULE OF INVESTORS

Covia LLC
c/o United Air Lines, Inc.
World Headquarters - WHQLD
P.O. Box 66100
Chicago, IL  60666
Attn:  General Counsel

U.S. Venture Partners V, L.P.
USVP V International, L.P.
2180 Associates Fund V, L.P.
USVP V Entrepreneur Partners, L.P.
c/o U.S. Venture Partners
2180 Sand Hill Road, Suite 300
Menlo Park, CA  94025
Attn:  Michael P. Maher

Brentwood Associates VII, L.P.
Brentwood Affiliates Fund, L.P.
c/o Brentwood Associates
3000 Sand Hill Road
Building 1, Suite 260
Menlo Park, CA  94025
Attn:  Jeffrey D. Brody

Norwest Equity Partners V
c/o Norwest Venture Capital
245 Lytton Avenue, Suite 250
Palo Alto, CA  94301

Charter Ventures II, L.P.
525 University Avenue, Suite 1500
Palo Alto, CA  94301
Attn:  A. Barr Dolan

Bayview Investors Ltd.
c/o Robertson Stephens & Co.
555 California Street
San Francisco, CA  94104

ITN Joint Venture
c/o Contrarian Group
500 Newport Center Drive, Suite 900
Newport Beach, CA 92660
Attn:  John A. Ueberroth

Hambrecht 1980 Revocable Trust
c/o W.R. Hambrecht & Co., LLC
550 Fifteenth Street
San Francisco, CA 94103
Attn:  Sharon Smith

W.R. Hambrecht & Co., LLC
550 Fifteenth Street
San Francisco, CA 94103
Attn:  Sharon Smith

American Express Travel Related
Services Company, Inc.
American Express Tower
World Financial Center
New York, NY 10285
Attn:  Lawrence Kutscher

Gadi Maier
c/o GetThere.Com
445 Sherman Avenue
Palo Alto, CA  94306

Meritech Capital Partners L.P.
428 University Avenue
Palo Alto, CA 94301

Meritech Capital Affiliates L.P.
428 University Avenue
Palo Alto, CA 94301

America West Airlines, Inc.
Revenue Management
4000 East Sky Harbor Boulevard
Mail Stop CH-VRM
Phoenix, AZ 85034-3899

Air Canada

Each of the entities listed below is a party to this Agreement only for purposes
                                                               ----
of Sections 1, 2, 5.2, 5.4 through 5.9, 5.11, 11, and 13 through 19 of this Agreement, and specifically not for any other section of this Agreement:
                            ---


[Phoenix Leasing, Inc.]

-------------------------------------
-------------------------------------
-------------------------------------
Attn:
     --------------------------------

[Comdisco, Inc.]

-------------------------------------
-------------------------------------
-------------------------------------
Attn:
     --------------------------------

[Imperial Bank]

-------------------------------------
-------------------------------------
-------------------------------------
Attn:
     --------------------------------

                               AMENDMENT NO. 1 TO
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                  AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

           This AMENDMENT NO. 1 to the Amended and Restated Investor Rights Agreement (the "Investor Rights Agreement") dated September 14, 1999, by and among GetThere.com, a California corporation (the "Company") and the persons and entities listed on Schedule A thereto, each of which is herein referred to as an
                   ----------
"Investor," and to the Amended and Restated Shareholders Agreement (the "Shareholders Agreement") dated September 14, 1999, by and among the Company, the Founders (as defined in the Shareholders Agreement) and the Investors (as defined in the Shareholders Agreement) is entered into by the Company, the Founders, and the Investors whose names are set forth on the signature pages hereto.

                                   WITNESSETH:

           WHEREAS, the parties hereto are parties to the Investor Rights Agreement and the Shareholders Agreement;

           WHEREAS, the parties hereto desire to amend the Investor Rights Agreement to add Eastern Air Lines, Inc. as a party to the Investor Rights Agreement and the Shareholders Agreement; and

           WHEREAS, for purposes of amending said agreements, the undersigned:
(i) with respect to the Investor Rights Agreement, constitute the holders of sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities (as defined in the Investor Rights Agreement) and (ii) with respect to the Shareholders Agreement, hold the number of shares required under Section 15(f) of the Shareholders Agreement.

           NOW, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, agree as follows:


                                    ARTICLE I
                   Amendment to the Investor Rights Agreement

           1. The definition of `Preferred Stock' under Section 1 is hereby amended to add the following language at the end of the paragraph:

               ", (vi) shares of Common Stock of the Company issued upon conversion of that certain convertible promissory note issued to Eastern Air Lines, Inc. by the Company on July 15, 1999."

           2. Section 5.3(a) is hereby amended to add the following language at the end of the section:

              "Provided, however, that if the Holder requesting that the Company file a registration statement on Form S-3 pursuant to this Section 5.3 is Eastern Air Lines, Inc. and such request covers all securities of the Company held by Eastern Air Lines, Inc., then the Two Million Dollar ($2,000,000) threshhold set forth above shall not apply to such request, although all other requirements and limitations of this Section 5.3 shall remain in full force and effect with regard to such request."


                                   ARTICLE II
                       Amendment to Shareholders Agreement

           1. The Shareholders Agreement is hereby amended to add Eastern Air Lines, Inc. as an `Investor' to the Shareholders Agreement.


                                  Miscellaneous

           1. Except as amended by this Amendment, all terms and provisions of the Investor Rights Agreement and Shareholders Agreement continue in full force and effect and unchanged and are hereby confirmed in all respects.

           2. This Amendment may be signed in multiple counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

                                       2